Exhibit 99.1

www.bankrate.com

For more information contact:

Edward J. DiMaria

SVP, Chief Financial Officer

edimaria@bankrate.com

(917) 368-8608

Bruce J. Zanca

SVP, Chief Communications/Marketing Officer

bzanca@bankrate.com

(917) 368-8648

FOR IMMEDIATE RELEASE

Reminder — Conference Call and Webcast Today at 4:30 P.M. Eastern Time

Interactive Dial-In: (877) 440-5784 International Callers (719) 325-4844

(10 minutes before the call)

Webcast: http://investor.bankrate.com/

BANKRATE ANNOUNCES FIRST QUARTER 2008 FINANCIAL RESULTS

Record Q1 Revenue of $42.5 Million, up 91% Over Q1 2007

Adjusted EBITDA of $16.1 Million increased 60% Over Q1 2007

Q1 2008 GAAP EPS of $0.35; NON-GAAP EPS of $0.46

NEW YORK, NY – May 1, 2008 – Bankrate, Inc. (NASDAQ: RATE), today reported financial results for the first quarter ended March 31, 2008. Total revenue for the first quarter increased by 91% to $42.5 million over the $22.2 million reported in the first quarter of 2007. Net income increased by 27% to $6.8 million, or $0.35 per fully diluted share in the first quarter of 2008, compared to $5.4 million, or $0.28 per fully diluted share in the first quarter of 2007. Adjusted earnings per fully diluted share (“Adjusted EPS”), excluding share-based compensation expense, increased by 39% to $0.46 for the first quarter 2008, compared to the Adjusted EPS of $0.33 for the first quarter 2007.

Earnings before interest, taxes, depreciation and amortization (“EBITDA”), excluding share-based compensation expense, were $16.1 million, an increase of 60% over the adjusted $10.0 million reported in the first quarter 2007. EBITDA for the first quarter 2008 were $12.7 million, an increase of 52% over the $8.3 million reported in the first quarter 2007.

- more -

“It was a strong quarter, with traffic, revenue and EBITDA all at record levels,” said Thomas R. Evans, Chief Executive Officer of Bankrate, Inc. “The increase in consumer activity, combined with the diversification of our business has strengthened our financial performance,” added Mr. Evans.

Guidance

The Company reaffirmed annual guidance for the year with revenue expected to be in the range of $167 to $172 million and Adjusted EBITDA to be in the range of $64 to $68 million, excluding stock compensation expense. Stock compensation is expected to be in the range of $13.5 to $14.0 million. In addition, the Company also indicated that amortization of intangible assets and depreciation, resulting primarily from the NCS and InsureMe acquisitions is expected to be in the range of $8.8 to $9.3 million for the year.

“The year is off to a good start. We are integrating our recent acquisitions and are pleased with our progress to date,” added Mr. Evans.

Stock Repurchase Plan

The Bankrate Board of Directors has recently authorized a stock repurchase plan. According to the terms of the plan, the Company may repurchase up to $50 million of its outstanding common stock. Stock repurchases under this program may be made through open market and privately negotiated transactions at times and in such amounts as management deems appropriate and will be funded using the Company’s working capital. The timing and amount of specific repurchases are subject to the requirements of the Securities and Exchange Commission, market conditions, alternative uses of capital and other factors. The stock repurchase program does not obligate the Company to acquire any particular amount of shares and the program may be limited or terminated at any time without prior notice. Shares of stock repurchased under the program will be cancelled.

Financial Highlights - First Quarter 2008

•	Total revenue for the quarter was $42.5 million, an increase of 91%, or $20.3 million, over the $22.2 million reported in the same period last year.

•	Online revenue for the first quarter was $40.0 million, an increase of 110% or $21.0 million, over the $19.0 million reported in the first quarter of 2007.

- more -

•	Graphic advertising and lead generation revenue was $26.4 million in the first quarter of 2008, an increase of 153%, or $15.9 million, compared to $10.5 million reported in the first quarter of 2007.

•	Hyperlink revenue for the quarter was $13.6 million, an increase of 58%, or $5.0 million, compared to $8.6 million reported for the same quarter last year.

•	Print publishing and licensing revenue for the first quarter was $2.5 million, a decrease of 23%, or $0.7 million, compared to the $3.2 million reported in the first quarter of 2007.

•	EBITDA, adjusted to exclude share-based compensation expense, was $16.1 million in the first quarter of 2008, up 60%, or $6.1 million, over the $10.0 million in the same quarter last year.

•	Page views for the first quarter of 2008 were 214.4 million, an increase of 50%, compared to the 143.2 million reported in the first quarter of 2007.

Company Highlights

Acquisitions

•

The InsureMe, Inc. (“InsureMe”) asset acquisition was completed on February 5, 2008. InsureMe, based in Englewood, Colorado, operated a web site and a network of hundreds of affiliates that offer consumers competitive insurance rates for auto, home, life, health, and long-term care. InsureMe was purchased for $65.0 million in cash and an additional $20.0 million in potential earn-out payments based on achieving specific financial performance metrics over the next two years.

•

The Lower Fees, Inc. (“Fee Disclosure”) asset acquisition was completed on February 5, 2008. Fee Disclosure, originally based in West Lake Village, California and subsequently relocated to North Palm Beach, Florida, empowers consumers with comprehensive information on mortgage transaction and closing fees. Fee Disclosure was purchased for $2.85 million in cash and a potential cash earn-out payment for the achievement of certain performance metrics over the next two years.

•

The Nationwide Card Services, Inc. (“NCS”) asset acquisition was completed on December 7, 2007. NCS, based in Memphis, Tennessee, markets a comprehensive line of consumer and business credit cards via the Internet. NCS was purchased for $27.4 million in cash, which includes $1.0 million in working capital, and an additional $7.0 million in potential earn-out payments based on achieving specific financial performance metrics over the next two years.

- more -

•

The Savingforcollege.com, LLC (“SFC”) asset acquisition was completed on December 5, 2007. SFC, based in Rochester, New York, is the premier Internet destination for objective information about 529 college savings plans, helping consumers and financial professionals learn more about options for college financing. SFC was purchased for $2.3 million in cash and potential earn-out payments of $2.0 million for the achievement of certain performance metrics over the next two years.

May 1, 2008 Conference Call Interactive Dial-In and Webcast Information:

To participate in the teleconference please call: (877) 440-5784. International participants may dial: (719) 325-4844. Please access at least 10 minutes prior to the time the conference is set to begin. A Webcast of this call can be accessed at Bankrate’s Web site: http://investor.bankrate.com/events.cfm.

Replay Information:

A replay of the conference call will be available beginning May 1, 2008, 7:30 p.m. ET/ 4:30 p.m. PT through May 14, 2008. To listen to the replay, call (888) 203-1112 and use the passcode: 3754127. International callers should dial (719) 457-0820 and use the passcode: 3754127.

Non-GAAP Measures

To supplement Bankrate’s financial statements presented in accordance with generally accepted accounting principles (“GAAP”), Bankrate uses non-GAAP measures of certain components of financial performance, including EBITDA, income from operations, earnings per diluted share and net income, which are adjusted from results based on GAAP to exclude certain expenses, gains and losses, which might not be calculated in the same manner as, and thus might not be comparable to, similarly titled measures reported by other companies. These non-GAAP measures are provided to enhance investors’ overall understanding of Bankrate’s current financial performance and its prospects for the future. Specifically, Bankrate believes the non-GAAP results provide useful information to both management and investors by excluding certain expenses, gains and losses that may not be indicative of its core operating results. In addition, because Bankrate has historically reported certain non-GAAP results to investors, the Company believes the inclusion of non-GAAP measures provides consistency in its

- more -

financial reporting. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. The non-GAAP measures included in this press release have been reconciled to the nearest GAAP measure within the accompanying financial statement tables.

About Bankrate, Inc. (Nasdaq: RATE)

The Bankrate network of companies includes Bankrate.com, Interest.com, Mortgage-calc.com, Nationwide Card Services, Savingforcollege.com, Fee Disclosure and InsureMe. Each of these businesses helps consumers to make informed decisions about their personal finance matters. The company’s flagship brand, Bankrate.com is a destination site of personal finance channels, including banking, investing, taxes, debt management and college finance. Bankrate.com is the leading aggregator of rates and other information on more than 300 financial products, including mortgages, credit cards, new and used auto loans, money market accounts and CDs, checking and ATM fees, home equity loans and online banking fees. Bankrate.com reviews more than 4,800 financial institutions in 575 markets in 50 states. In 2007, Bankrate.com had nearly 60 million unique visitors. Bankrate.com provides financial applications and information to a network of more than 75 partners, including Yahoo! (Nasdaq: YHOO), America Online (NYSE: TWX), The Wall Street Journal and The New York Times (NYSE: NYT). Bankrate.com’s information is also distributed through more than 500 newspapers.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995:

Certain matters included in the discussion above may be considered to be “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Those statements include statements regarding the intent, belief or current expectations of the Company and members of our management team. Such forward-looking statements include, without limitation, statements made with respect to future revenue, revenue growth, market acceptance of our products, and profitability. Investors and prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include the following: the willingness of our advertisers to advertise on our web sites; interest rate volatility and our ability to manage the fluctuations in the demand for our advertisements; our ability to develop and maintain a strong brand; our ability to establish and maintain distribution arrangements; our ability to integrate the business and operations of companies that we have acquired, and those we may acquire in the future; our ability to realize expected benefits, including synergies, of companies that we have acquired, and those that we may acquire in the future; our ability to maintain the confidence of our advertisers by detecting click-through fraud and unscrupulous advertisers; the effect of unexpected liabilities we assume from our acquisitions; the effects of expanding our operations internationally; the impact of lawsuits to which we are a party; the ability of consumers to access our Online Network through non-PC devices; increased competition and its effect on our web site traffic, advertising rates, margins, and market share; our ability to manage traffic on our web sites and service interruptions; our ability to protect our intellectual property; the effects of facing liability for content on our web sites; the concentration of ownership of our common stock; the fluctuations of our results of operations from period to period; the accuracy of our financial statement estimates and assumptions; our ability to adapt

- more -

to technological changes; our ability to secure debt or equity financing at acceptable terms; the impact of legislative or regulatory changes affecting our business; changes in consumer spending and saving habits; changes in accounting principles, policies, practices or guidelines; the effect of provisions in our Articles of Incorporation, Bylaws and certain laws on change-in-control transactions; effect of changes in the stock market and other capital markets; the strength of the United States economy in general; changes in monetary and fiscal policies of the United States Government; other risks described from time to time in our filings with the Securities and Exchange Commission; and our ability to manage the risks involved in the foregoing. These and additional important factors to be considered are set forth under “Introductory Note”, “Item 1A. Risk Factors,” “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in the other sections of our Annual Report on Form 10-K for the year ended December 31, 2007, and in our other filings with the Securities and Exchange Commission. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results or expectations.

-Financial Statements Follow-

###

Bankrate, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands, except share and per share data)

	March 31, 2008	December 31, 2007
Assets
Cash and cash equivalents	$66,072	$125,058
Accounts receivable, net of allowance for doubtful accounts of approximately $1,632 and $2,290 at March 31, 2008 and December 31, 2007, respectively	24,979	19,052
Deferred income taxes, current portion	878	878
Prepaid expenses and other current assets	1,577	5,350

Total current assets	93,506	150,338

Furniture, fixtures and equipment, net	2,899	1,802
Deferred income taxes	3,671	3,671
Intangible assets, net	52,391	27,485
Goodwill	85,368	43,720
Other assets	1,806	1,338

Total assets	$239,641	$228,354

Liabilities and Stockholders’ Equity

Liabilities:
Accounts payable	$3,571	$2,246
Accrued expenses	6,908	8,092
Deferred revenue	1,054	550
Other current liabilities	70	13

Total current liabilities	11,603	10,901

Other liabilities	285	187

Total liabilities	11,888	11,088

Stockholders’ equity:
Preferred stock, 10,000,000 shares authorized and undesignated	—	—
Common stock, par value $.01 per share— 100,000,000 shares authorized; 18,885,482 and 18,876,393 shares issued and outstanding at March 31, 2008 and December 31, 2007, respectively	189	189
Additional paid in capital	208,959	205,306
Retained earnings	18,605	11,771

Total stockholders’ equity	227,753	217,266

Total liabilities and stockholders’ equity	$239,641	$228,354

Bankrate, Inc.

Condensed Consolidated Statements of Income

(Unaudited)

(Inthousands, except share and per share data)

	Three Months Ended March 31,
	2008	2007
Revenue:
Online publishing	$40,005	$19,052
Print publishing and licensing	2,458	3,176

Total revenue	42,463	22,228

Cost of revenue (1):
Online publishing	14,098	3,142
Print publishing and licensing	2,308	2,828

Total cost of revenue	16,406	5,970

Gross margin	26,057	16,258

Operating expenses (1):
Sales	2,078	1,287
Marketing	2,828	1,455
Product development	1,702	953
General and administrative	6,790	4,227
Depreciation and amortization	1,797	645

	15,195	8,567

Income from operations	10,862	7,691

Interest income	846	1,462

Income before income taxes	11,708	9,153
Income tax expense	4,874	3,780

Net income	$6,834	$5,373

Basic and diluted net income per share:
Basic	$0.36	$0.29

Diluted	$0.35	$0.28

Shares used in computing basic net income per share	18,880,521	18,250,836
Shares used in computing diluted net income per share	19,607,246	18,880,646

(1) Includes share-based compensation expense as follows:

Cost of revenue:
Online publishing	$562	$369
Print publishing and licensing	41	42
Other expenses:
Sales	495	60
Marketing	196	83
Product development	267	114
General and administrative	1,855	1,013

	$3,416	$1,681

Bankrate, Inc.

Non-GAAP Condensed Consolidated Statements of Income

(Unaudited)

(In thousands, except share and per share data)

	Three Months Ended March 31,
	2008	2007
Revenue:
Online publishing	$40,005	$19,052
Print publishing and licensing	2,458	3,176

Total revenue	42,463	22,228

Cost of revenue:
Online publishing	13,536	2,773
Print publishing and licensing	2,267	2,786

Total cost of revenue	15,803	5,559

Gross margin	26,660	16,669

Operating expenses:
Sales	1,583	1,227
Marketing	2,632	1,372
Product development	1,435	839
General and administrative	4,935	3,214
Share-based compensation expense (1)	3,416	1,681
Depreciation and amortization	1,797	645

	15,798	8,978

Income from operations	10,862	7,691

Interest income	846	1,462

Income before income taxes	11,708	9,153
Income tax expense	4,874	3,780

Net income	$6,834	$5,373

Basic and diluted net income per share:
Basic	$0.36	$0.29

Diluted	$0.35	$0.28

Basic and diluted net income per share excluding stock compensation expense (1)
Basic	$0.48	$0.36

Diluted	$0.46	$0.33

Shares used in computing basic net income per share, GAAP basis	18,880,521	18,250,836
Shares used in computing diluted net income per share, GAAP basis	19,607,246	18,880,646
Shares used in computing diluted net income per share, Non-GAAP basis	19,859,396	19,678,437

(1)	See reconciliation of GAAP to Non-GAAP Condensed Consolidated Statements of Income.

Bankrate, Inc.

Non-GAAP Measures Reconciliation

(In thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2008	2007
EBITDA-
Income from operations, GAAP basis	$10,862	$7,691
Depreciation and amortization	1,797	645

EBITDA	$12,659	$8,336

EBITDA excluding share-based compensation expense-
Income from operations, GAAP basis	$10,862	$7,691
Share-based compensation expense	3,416	1,681
Depreciation and amortization	1,797	645

EBITDA excluding share-based compensation expense-	$16,075	$10,017

Net income excluding share-based compensation expense-
Net income, GAAP basis	$6,834	$5,373
Share-based compensation expense, net of tax	2,240	1,127

Net income excluding share-based compensation expense-	$9,074	$6,500

Per basic share, excluding share-based compensation expense	$0.48	$0.36

Per diluted share, excluding share-based compensation expense	$0.46	$0.33

Shares used in computing basic net income per share, GAAP basis	18,880,521	18,250,836

Shares used in computing diluted net income per share, GAAP basis	19,607,246	18,880,646
Impact of applying SFAS No. 123R	252,150	797,791

Shares used in computing diluted net income per share, excluding the impact of applying SFAS No. 123R	19,859,396	19,678,437

Bankrate, Inc.

Condensed Consolidated Statements of Income

Reconciliation of GAAP to Non-GAAP Condensed Consolidated Statements of Income

(Unaudited)

(In thousands, except share and per share data)

	Three Months Ended March 31, 2008			Three Months Ended March 31, 2007
	GAAP	Adjustments (1)	Non-GAAP	GAAP	Adjustments (1)	Non-GAAP
Revenue:
Online publishing	$40,005	$—	$40,005	$19,052	$—	$19,052
Print publishing and licensing	2,458	—	2,458	3,176	—	3,176

Total revenue	42,463	—	42,463	22,228	—	22,228

Cost of revenue:
Online publishing	14,098	(562)	13,536	3,142	(369)	2,773
Print publishing and licensing	2,308	(41)	2,267	2,828	(42)	2,786

Total cost of revenue	16,406	(603)	15,803	5,970	(411)	5,559

Gross margin	26,057	603	26,660	16,258	411	16,669

Operating expenses:
Sales	2,078	(495)	1,583	1,287	(60)	1,227
Marketing	2,828	(196)	2,632	1,455	(83)	1,372
Product development	1,702	(267)	1,435	953	(114)	839
General and administrative	6,790	(1,855)	4,935	4,227	(1,013)	3,214
Share-based compensation expense	—	3,416	3,416	—	1,681	1,681
Depreciation and amortization	1,797	—	1,797	645	—	645

	15,195	603	15,798	8,567	411	8,978

Income from operations	10,862	—	10,862	7,691	—	7,691

Interest income, net	846	—	846	1,462	—	1,462

Income before income taxes	11,708	—	11,708	9,153	—	9,153
Provision for income taxes	4,874	—	4,874	3,780	—	3,780

Net income	$6,834	$—	$6,834	$5,373	$—	$5,373

Basic and diluted net income per share:
Basic	$0.36	$—	$0.36	$0.29	$—	$0.29

Diluted	$0.35	$—	$0.35	$0.28	$—	$0.28

Shares used in computing basic net income per share	18,880,521	—	18,880,521	18,250,836	—	18,250,836
Shares used in computing diluted net income per share	19,607,246	252,150	19,859,396	18,880,646	797,791	19,678,437

(1)	Adjustments for the impact of applying SFAS No. 123R